UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Symmetry Medical Inc. was held on Friday, April 25, 2014.  The Board of Directors fixed the close of business on March 3, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On this record date, there were outstanding and entitled to vote 37,488,113 shares of Common Stock. A total of 34,679,908, representing 92.50% of outstanding shares, were voted at the Annual Meeting. There were three issues proposed for vote by the stockholders:

Proposal 1 - Election of Class III Directors. Voting for the Class III Directors elected to serve for a term of three years is summarized as follows:

Francis T. Nusspickel:	For	31,650,678
	Withheld	1,616,822
	Non Votes	1,412,408
Thomas J. Sullivan	For	31,877,348
	Withheld	1,390,152
	Non Votes	1,412,408

Proposal 2 – Advisory vote regarding the Company’s executive compensation program. The results of the advisory vote are summarized as follows:

For	32,928,106
Against	324,553
Abstain	14,841
Non Votes	1,412,408

At the 2011 Annual Meeting of Shareholders the Company’s Shareholders voted in favor of the Company providing them with annual opportunities to provide advisory votes regarding the Company’s executive compensation program. The Board has adopted that proposal and will provide the Company’s Shareholders with annual opportunities to provide advisory votes regarding the executive compensation program in the future.

Proposal 3 – Ratification and Approval of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for Fiscal 2014. Voting on this proposal is summarized as follows:

For	32,352,458
Against	2,324,420
Abstain	3,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: April 29, 2014	Name: Fred L. Hite
Title: Chief Financial Officer